Exhibit 99.1

Anworth Announces Corporate Actions

SANTA MONICA, Calif.--(BUSINESS WIRE)--March 14, 2014--Anworth Mortgage Asset Corporation (NYSE: ANH) announced today the following actions:

Share Repurchase Program

Anworth’s Board of Directors authorized the Company to acquire up to an additional 10,000,000 shares of our common stock through our share repurchase program. During the current quarter through March 13, 2014, we repurchased an aggregate of 4,023,414 shares at a weighted average price of $4.93 per share under our share repurchase program. During the year ended December 31, 2013, we repurchased an aggregate of 7,646,429 shares at a weighted average price of $4.95 per share under our share repurchase program.

Other Investment Opportunities

In February of 2014, the Company incorporated Anworth Properties, Inc., a Qualified REIT Subsidiary (“QRS”) that is wholly-owned by the Company. The Company also intends to incorporate a Taxable REIT Subsidiary (“TRS”) that will also be wholly-owned by the Company.

The Company’s QRS will provide the entity through which the Company may own REIT-qualified real estate assets such as: (1) other types of mortgage assets, from which the Company would receive interest income; and (2) real estate assets, from which the Company would receive rental income and potential price appreciation.

The Company’s TRS will provide the entity through which the Company may participate in various real estate-related activities which would earn profits that the IRS considers to be taxable income. Unlike a REIT, a TRS pays standard corporate taxes on its income earned from these activities in the mortgage and real estate markets. These other activities include almost everything other than receiving rent on properties owned and collecting interest on real estate mortgages owned. Examples of these other activities include: the securitization of mortgage loans; mortgage origination; leasing and managing rental properties; and owning properties acquired through the foreclosure process.

Commenting on these other investment opportunities, Mr. Lloyd McAdams, Anworth’s Chief Executive Officer, stated, “We believe that investments in these subsidiaries during 2014 will provide attractive rates of return.”

About Anworth Mortgage Asset Corporation

Anworth is an externally-managed mortgage real estate investment trust. We invest primarily in securities guaranteed by the U.S. Government, such as Ginnie Mae, or guaranteed by federally sponsored enterprises, such as Fannie Mae or Freddie Mac. We seek to generate income for distribution to our shareholders primarily based on the difference between the yield on our mortgage assets and the cost of our borrowings. We are managed by Anworth Management, LLC, or the Manager, pursuant a management agreement. The Manager is subject to the supervision and direction of our Board of Directors and is responsible for (i) the selection, purchase and sale of our investment portfolio; (ii) our financing and hedging activities; and (iii) providing us with management services and other services and activities relating to our assets and operations as may be appropriate. Our common stock is traded on the New York Stock Exchange under the symbol “ANH.” Anworth is a component of the Russell 2000® Index.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release may contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon our current expectations and speak only as of the date hereof. Forward-looking statements, which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may, ” “will, ” “believe, ” “expect, ” “anticipate, ” “assume,” “estimate,” “intend,” “continue, ” or other similar terms or variations on those terms or the negative of those terms. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including but not limited to, changes in interest rates; changes in the market value of our mortgage-backed securities; changes in the yield curve; the availability of mortgage-backed securities for purchase; increases in the prepayment rates on the mortgage loans securing our mortgage-backed securities; our ability to use borrowings to finance our assets and, if available, the terms of any financing; risks associated with investing in mortgage-related assets; changes in business conditions and the general economy, including the consequences of actions by the U.S. government and other foreign governments to address the global financial crisis; implementation of or changes in government regulations affecting our business; our ability to maintain our qualification as a real estate investment trust for federal income tax purposes; our ability to maintain an exemption from the Investment Company Act of 1940, as amended; and the Manager’s ability to manage our growth. Our Annual Report on Form 10-K and other SEC filings discuss the most significant risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

CONTACT:
Anworth Mortgage Asset Corporation
John T. Hillman, 310/255-4438 or 310/255-4493
jhillman@anworth.com
http://www.anworth.com